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                                                                       Exhibit 5


                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                                 4900 KEY TOWER
                                127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1304




                                  July 29, 1998



The Lubrizol Corporation
29400 Lakeland Boulevard
Wickliffe, Ohio  44092

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by The Lubrizol Corporation (the "Company") with respect to $200,000,000 in aggregate principal amount of debt securities (the "Debt Securities") to be issuable under an indenture between the Company and The First National Bank of Chicago, as Trustee (the "Indenture"). We have examined the forms of the Indenture and the Debt Securities being filed as exhibits to the Registration Statement and such other documents and matters of law as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Debt Securities, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and when issued and sold by the Company as contemplated in the Registration Statement, will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding at law or in equity).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein.

                                       Respectfully submitted,

                                       /s/ Squire, Sanders & Dempsey L.L.P.